NOVATION AGREEMENT

     THIS NOVATION AGREEMENT (the "Agreement") is made and entered into as of the 22nd day of May, 2008 by and between James P. Wilson ("Wilson") and Keith D. Spickelmier ("Spickelmier"), on the one hand, and JK Acquisition Corp., a Delaware corporation (the "Company"), on the other hand. Wilson and Spickelmier are referred to hereinafter collectively as the "Lenders."

     RECITALS

     WHEREAS, the Lenders, on the one hand, and the Company, on the other hand, have entered into the various agreements listed on Exhibit A hereto (collectively the "Agreements"), most of which pertain to the Lenders' various loans of funds to the Company; and

     WHEREAS, the Company wishes to borrow an additional $46,750 from Wilson and $38,250 from Spickelmier to satisfy certain outstanding obligations; and

     WHEREAS, the Lenders are willing to loan the preceding additional amounts to the Company for the preceding purpose, provided that (a) the first four Agreements listed on Exhibit A hereto (referred to hereinafter collectively as the "Non-Advance Agreements") are terminated because they no longer are needed for their original purposes, and (b) all of the other Agreements listed on Exhibit A hereto (referred to hereinafter collectively as the "Advance Agreements") are modified and superseded by the terms, provisions and conditions set forth hereinafter; and

     WHEREAS, the Company is willing to borrow an additional $46,750 from Wilson and $38,250 from Spickelmier upon the foregoing provisions and conditions; and

     WHEREAS, pursuant to the Advance Agreements, the amounts that the Company owes currently equals $453,750 to Wilson and $371,250 to Spickelmier;

     AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, $10.00, and other good and valuable consideration (the receipt, adequacy and sufficiency of which each of the Lenders and the Company hereby acknowledges), each of the Lenders and the Company hereby agrees as follows:

     1.     Termination  and  Release.
            -------------------------

     (a) For purposes of this Section 1, each of the Lenders and the Company is sometimes referred to singly as a "Releasor."

(b) Each Releasor hereby agrees that each of the Agreements (including all Non-Advance Agreements and all Advance Agreements) shall be terminated effective immediately upon the full execution of this Agreement, and thenceforth none of the Releasors shall have any further rights, liabilities, obligations, duties or responsibilities with respect to any of the Agreements. Each Releasor (and such Releasor's affiliates, shareholders, directors, officers, employees, agents, attorneys, accountants, heirs, beneficiaries, legal representatives, successors and assigns) has this day released and by these presents does release, acquit and forever discharge the other Releasor (and such Releasor's respective affiliates, shareholders, directors, officers, employees, agents, attorneys, accountants, heirs, beneficiaries, legal representatives, successors and assigns) from any and all Claims. For purposes of this Section 1, "Claims" means all demands, complaints, claims, rights, actions, causes of actions, suits, proceedings, damages, judgments, costs, expenses, compensation, promises, agreements, debts, liabilities and obligations of any kind whatsoever, at common law, by statute, contract, or otherwise, which a releasing party has, had, might have or might have had against a released party, known or unknown, directly or indirectly arising out of any obligation provided for in any of the Agreements. It is expressly understood and agreed that the terms of this Section 1 are contractual and not merely recitations. By execution of this Agreement, each Releasor represents and warrants to the other Releasor that no Claim that it has, had, might have or might have had in the past against any other person released hereby, has previously been conveyed, assigned, or in any manner transferred, in whole or in part, to any third party. Each Releasor expressly represents and warrants to the other Releasor that it has full authority to enter into this Agreement and to release any and all Claims it now has, had, might have or might have had in the past against each person released hereby. Should any court, by judgment or decree, determine that this Agreement does not fully and finally discharge all Claims which a party released hereby might have had against with a Releasor prior to the date of this Agreement, then each Releasor hereby agrees to reform this document to release any such Claims not hereby released. Each Releasor warrants and represents that the representing Releasor understands that this is a full, final, and complete settlement with each party released hereby of all known and unknown Claims that the representing Releasor has, might have, had or might have had in the past, whether under statute or common law, or otherwise.

     2. Future Obligations. In lieu, substitution and novation of the Advance Agreements, each of the Lenders and the Company agree that the Lenders' rights and the Company's obligations with respect to the Advance Agreements and the additional amount to be advanced pursuant hereto shall henceforth be as follows:

     (a) Each of the Lenders and the Company hereby acknowledges, that immediately after Lenders advance the additional aggregate amount of $85,000 to the Company as described in the recitals set forth above, the Company shall owe $500,500to Wilson and $409,500 to Spickelmier; and

     (b) All amounts owing by the Company to the Lenders, including the amounts set forth in subsection (a) immediately above, shall bear interest (computed on the basis of a 365-day year) at the rate of five percent (5.0%) per annum from the date hereof until such amounts are paid in full; and

     (c) All amounts owing by the Company to the Lenders, including the amounts set forth in subsection (a) above and the interest provided for in subsection (b) immediately above shall be due in payable in full on DEMAND, or in the event there is no demand, on or before midnight on fifth annual anniversary of the date of this Agreement; and

     (d) The Lenders shall have the right, exercisable by giving written notice to the Company, to have the Company's obligations with respect all amounts owing by the Company to the Lenders represented by a promissory note containing terms, provisions and conditions consistent with this Section 2 and in form customary for Harris County, Texas.

     3.     Novation.  This  Agreement  supersedes  the  Advance  Agreement.

     4. Miscellaneous. THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer his rights or obligations under this Agreement without the prior written consent of the other parties hereto. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

JK  ACQUISITION  CORP.


By:_________________________________
____________________________________
     James  P.  Wilson,                         James  P.  Wilson,  Individually


                                   ____________________________________
                                        Keith  D.  Spickelmier

                                   EXHIBIT A

                               LIST OF AGREEMENTS

1. Letter Agreement dated April _____, 2006 among the Company, Ferris, Baker Watts, Incorporated, and James P. Wilson.

2. Letter Agreement dated April _____, 2006 among the Company, Ferris, Baker Watts, Incorporated and Keith D. Spickelmier.

3. Letter Agreement between 4350 Management, LLC and the Company regarding administrative support.

4. Unit Placement Agreement among each of the Company, James P. Wilson, Keith D. Spickelmier, and Ferris, Baker Watts, Incorporated, except that the waiver of liquidating distributions made by Messrs. Wilson and Spickelmier in
Section  3  of  this  documents  is  not  hereby  being terminated and released.

5.     Advance  Agreement between the Company and James P. Wilson, dated May 23,
2007.

6. Advance Agreement between the Company and Keith D. Spickelmier, dated May 23, 2007.

7.     Advance Agreement between the Company and James P. Wilson, dated June 14,
2007.

8. Advance Agreement between the Company and Keith D. Spickelmier, dated June 14, 2007.

9.     Advance Agreement between the Company and James P. Wilson, dated July 19,
2007.

10. Advance Agreement between the Company and Keith D. Spickelmier, dated July 19, 2007.

11. Advance Agreement between the Company and James P. Wilson, dated September 6, 2007.

12. Advance Agreement between the Company and Keith D. Spickelmier, dated September 6, 2007.

13. Advance Agreement between the Company and James P. Wilson, dated October 3, 2007.

14. Advance Agreement between the Company and Keith D. Spickelmier, dated October 3, 2007.

15. Advance Agreement between the Company and James P. Wilson, dated November 29, 2007.

16. Advance Agreement between the Company and Keith D. Spickelmier, dated November 29, 2007.